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                               POWER OF ATTORNEY
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     I, the undersigned, hereby constitute Bradford K. Gallagher, Joseph T.
Grause, Jr., Leana D. Vacirca and Thomas J. Brown, each of them singly, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name in the capacity indicated below, any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission for the purpose of registering from time to time investment companies of which I am now or hereafter a Director or Trustee and for which CypressTree Investments, Inc., CypressTree Asset Management Corporation, Inc., CypressTree Funds Distributors, Inc. and/or any other affiliate of Cypress Holding Company, Inc. serves as distributor, adviser, sub-adviser or co-adviser, registering the shares of such companies and generally to do all such things in my name and in my behalf to enable such registered investment companies to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys and any and all registration statements and amendments thereto.

     Witness my hand on the 1st day of October, 1997.


                                              /s/ Kenneth J. Lavery
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                                              Kenneth J. Lavery